UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2006

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information

This Current Report on Form 8-K/A of Cabot Oil & Gas Corporation amends the Company’s Current Report on Form 8-K filed on October 5, 2006. This Amendment is being filed solely to correct the pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2005 and the six months ended June 30, 2006 contained in Exhibit 99.2 to the initial 8-K filing. The pro forma condensed consolidated statements of operations contained in Exhibit 99.2 to the initial 8-K filing included incorrect pro forma adjustments and pro forma results for operating revenues and the taxes other than income component of operating expenses, as well as resulting income tax expense, income before income taxes and net income from continuing operations. The pro forma condensed consolidated statements of operations contained in Exhibit 99.2 to this Amendment correct the calculation of revenues and production tax expense related to the properties that were sold. There are no other changes to the initial 8-K filing or the exhibits thereto. The unaudited pro forma condensed consolidated financial statements contained in Exhibit 99.2 to this Amendment supersede in their entirety the unaudited pro forma condensed consolidated financial statements contained Exhibit 99.2 in the initial 8-K filing.

The unaudited pro forma condensed consolidated financial statements giving effect to the disposition of its offshore and certain south Louisiana properties as of June 30, 2006 and for the twelve months ended December 31, 2005 and the six months ended June 30, 2006 are filed as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits

99.2	Unaudited pro forma condensed consolidated financial statements of Cabot Oil & Gas Corporation as of June 30, 2006 and for the twelve months ended December 31, 2005 and the six months ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth
Vice President, Controller and Treasurer

Date: October 10, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.2	Unaudited pro forma condensed consolidated financial statements of Cabot Oil & Gas Corporation as of June 30, 2006 and for the twelve months ended December 31, 2005 and the six months ended June 30, 2006.